                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy              [ ]  Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))

[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to  Rule 14a-11(c) or Rule 14a-12


                                  APOGEE, INC.
 ................................................................................
                (Name of Registrant as Specified in Its Charter)

 ................................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]   No Fee Required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)    Title of each class of securities to which transaction applies:

            ....................................................................

      2)    Aggregate number of securities to which transaction applies:

            ....................................................................

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            ....................................................................

      4)    Proposed maximum aggregate value of transaction:

            ....................................................................

      5)    Total fee paid:

            ....................................................................

[ ]   Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

            ....................................................................

      2)    Form, Schedule or Registration Statement no.:

            ....................................................................

      3)    Filing party:

            ....................................................................

      4)    Date Filed:

            ....................................................................

                                     APOGEE

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 12, 1997

                                 ---------------

                                                   King of Prussia, Pennsylvania
                                                   May 12, 1997

To the Holders of Common Stock of APOGEE, INC.:

    The Annual Meeting of the Stockholders of APOGEE, INC. (the "Company") will be held at the Third Floor Board Room of 1016 West Ninth Avenue, King of Prussia, Pennsylvania 19406 on Thursday, June 12, 1997 at 9:00 A.M., local time, to consider and act upon the following matters:

    1.   To elect seven directors for the ensuing year.

    2. To ratify the Board of Directors' selection of Price Waterhouse LLP as the Company's independent accountants for 1997.

    3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    Only stockholders of record at the close of business on May 6, 1997 are entitled to notice of and to vote at the meeting.

                                             By Order of the Board of Directors,


                                             STANLEY F. SZCZYGIEL
                                             Secretary

    STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE MARK, SIGN AND DATE THE ENCLOSED FORM OF PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE SO THAT YOUR VOTE CAN BE RECORDED. THE ENVELOPE DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES.

                                 PROXY STATEMENT

    This Proxy Statement, which will be mailed commencing on or about May 12, 1997 to the persons entitled to receive the accompanying Notice of Annual Meeting of Stockholders, is furnished in connection with the solicitation of Proxies by and on behalf of the Board of Directors of Apogee, Inc. (the "Company") for use at the 1997 Annual Meeting of Stockholders (the "Meeting") to be held on June 12, 1997, and at any adjournment or adjournments thereof. If properly signed and returned to the Company and not revoked, the accompanying Proxy will be voted in accordance with the instructions it contains. The persons named in the Proxy will vote the shares represented thereby for the Board of Directors' slate of directors and as recommended by the Board of Directors unless contrary instructions are given. The Company's principal executive offices are located at 1018 West Ninth Avenue, King of Prussia, Pennsylvania 19406.

    Any Proxy may be revoked at any time before it is exercised by written notice to the Secretary of the Company. The casting of a ballot at the Meeting by a stockholder who may theretofore have given a Proxy will not have the effect of revoking that Proxy unless the stockholder so notifies the Secretary of the Company in writing at any time prior to the voting of the shares represented by the Proxy.

     Only stockholders of record at the close of business on May 6, 1997 (the "Record Date") are entitled to vote at the Meeting or any adjournment or adjournments thereof. As of the Record Date, the Company had outstanding _______ shares of common stock, $.01 par value (the "Common Stock"), each holder of which is entitled to one vote per share with respect to each matter to be voted on at the Meeting. The Company has no class or series of stock outstanding other than the Common Stock.

    Directors are elected by plurality vote. Adoption of proposal II will require the affirmative vote of a majority of the Common Stock voting on that proposal. Abstentions and broker non-votes (as hereinafter defined) will be counted as present for the purpose of determining the presence of a quorum. As to proposal II, abstentions will be included, but broker non-votes will not be included, in the calculation of the number of holders who are present and voting at the Meeting. For the purpose of determining the vote required for approval of matters to be voted on at the Meeting, shares held by stockholders who abstain from voting will be treated as being "present" and "entitled to vote" on the matter and, thus, an abstention has the same legal effect as a vote against the matter. However, in the case of a broker non-vote where a stockholder withholds authority from his Proxy to vote the Proxy as to a particular matter, such shares will not be treated as "present" and "entitled to vote" on the matter and, thus, a broker non-vote or the withholding of a Proxy's authority will have no effect on the outcome of the vote on the matter. A "broker non-vote" refers to shares of Common Stock represented at the Meeting in person or by proxy by a broker or a nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on such matter.

                            I. ELECTION OF DIRECTORS

    Seven directors will be elected at the Meeting. It is the intention of each of the persons named in the accompanying form of Proxy to vote the shares represented thereby in favor of the seven nominees listed in the following table, unless otherwise instructed in such Proxy. Each such nominee is presently serving as a director. In case any of the nominees is unable or declines to serve, such persons reserve the right to vote the shares represented by such Proxy for another person duly nominated by the Board of Directors in his stead or, if no other person is so nominated, to vote such shares only for the remaining nominees. A vacancy in the Board of Directors occurred effective February 1, 1997 upon the resignation of Caroline H. Fleming. In addition, Henry
C. Dudley is retiring as a director at the 1997 Annual Meeting of Stockholders. It is the intention of the Board of Directors to reduce the size of the Board from nine directors to seven directors following the 1997 Annual Meeting of Stockholders to eliminate the vacancies. The Board of Directors has no reason to believe that any nominee listed below will be unable or will decline to serve. The directors elected by the stockholders will serve until the 1998 Annual Meeting of Stockholders and until their respective successors are duly elected and shall have qualified.

CERTAIN INFORMATION CONCERNING NOMINEES

    Certain information concerning the nominees for election as directors is set forth below. Such information was furnished by them to the Company.


                                                                                       Shares of Common
                                                                                         Stock Owned
                         NAME OF NOMINEE AND                                           Beneficially as       PERCENT
                  CERTAIN BIOGRAPHICAL INFORMATION                                   of April 21, 1997(1)    OF CLASS
                  --------------------------------                                   --------------------    --------
JOHN H. FOSTER, age 54, has been Chairman of the Board and Chief
  Executive Officer of the Company since March 1991. Mr. Foster has been
  Chairman of the Board and Chief Executive Officer of NovaCare, Inc., a
  leading national provider of comprehensive medical rehabilitation services
  ("NovaCare"), since December 1984. Mr. Foster is a director of Corning
  Incorporated, an international corporation with business interests in specialty materials and communications. Mr. Foster is the founder and Chairman of the
  Board of Foster Management Company, an investment advisor, and general
  partner of various venture capital investment funds.                               3,732,474(2)              37.8%

LAWRENCE M. DAVIES, age 38, has been a director of the Company since
  January 1992 and its President since June 1993. Mr. Davies was Vice
  President of the Central Division of the Contract Services Group of
  NovaCare from June 1992 to May 1993 and Division Vice President of the
  Midwest Region of the Contract Services Group of NovaCare,
  from September 1988 to May 1992. From January 1987 to August 1988,
  Mr. Davies was Director of Corporate Development for NovaCare.
  Mr. Davies was manager of Mergers and Acquisitions for Foster Medical
  Corporation from August 1984 to December 1986.                                       114,568(3)               1.2

HARVEY V. FINEBERG, M.D., age 51, has been a director of the Company since November 1993. Dr. Fineberg has been Dean of the Harvard School of
  Public Health since July 1984. He has been Professor of Health Policy and
  Management at the Harvard School of Public Health since 1982 and has held other faculty positions at Harvard University since 1973. Dr. Fineberg earned a medical degree at Harvard Medical School and a doctorate in Public Policy at the Kennedy School of Government at Harvard University. Dr. Fineberg is
  a director of PrincipalCare Incorporated, a provider of women's health
  services.                                                                              7,000                  *

                                                                                       Shares of Common
                                                                                         Stock Owned
                         NAME OF NOMINEE AND                                           Beneficially as       PERCENT
                  CERTAIN BIOGRAPHICAL INFORMATION                                   of April 21, 1997(1)    OF CLASS
                  --------------------------------                                   --------------------    --------
TIMOTHY E. FOSTER, age 45, has been a director of the Company since
  February 1993. Mr. Foster has been President and Chief Operating Officer of
  NovaCare since October 1994 and a director of NovaCare since December
  1984. He served as Senior Vice President, Finance and Administration and
  Chief Financial Officer of NovaCare from November 1988 to October 1994,
  Treasurer of NovaCare from March 1992 to March 1995 and Secretary of
  NovaCare from September 1987 to May 1994.                                               3,708,921(4)         37.6

IRWIN LEHRHOFF, PH.D., age 67, has been a director of the Company since
  March 1991, at which time his company, Irwin Lehrhoff & Associates, Inc., was acquired by the Company. For more than the prior five years, Dr.
  Lehrhoff has engaged in the private practice of clinical psychology in
  Southern California. Dr. Lehrhoff holds a Ph.D. in Communication Disorders and a Ph.D. in Clinical Psychology. He is a member of the American
  Psychological Association and the International Society of Mental Health. Dr.
  Lehrhoff presently serves as a director of the Thalians Community Mental
  Health Center. He was previously a director and President of the National
  Association of Rehabilitation Agencies. Dr. Lehrhoff was Director and
  President of the California Speech Pathologists and Audiologists in Private
  Practice from 1973 to 1977.                                                               186,000(5)          1.9

R. BRUCE MOSBACHER, age 44, has been a director of the Company since
  July 1992. Mr. Mosbacher has been a general partner of Saw Island Partners, a securities, real estate and oil and gas investment firm,since 1985. From
  1983 to 1985, Mr. Mosbacher was of counsel to Gaston Snow & Ely Bartlett of Palo Alto, California; prior to that, he was associated with Wilson
  Sonsini, Goodrich & Rosati of Palo Alto, California. Mr. Mosbacher serves on the Boards of Advisors of investment funds managed by Foster
  Management Company and is a director of a number of privately held companies. He previously was a director of ISI Corporation, ISI Trust Fund,
  ISI Growth Fund, Inc. and ISI Income Fund, Inc. and is a member of the
  State Bar of California.                                                                  15,000(6)            *

SHAWKAT RASLAN, age 45, has been a director of the Company since
  February 1994. Mr. Raslan serves as President and Chief Executive Officer of International Resources Holdings, Inc., an asset management and investment advisory service. He has held these positions since 1982. Mr.
  Raslan serves as a director of U.S.Home Care Corporation.                                  5,000               *

----------

*   Less than one percent.

(1) Except as indicated in the following footnotes, each of the persons listed above has sole voting and investment power with respect to all shares of Common Stock shown in the table as beneficially owned by him.

(2) Includes 3,683,700 shares of Common Stock owned by Abbingdon Venture Partners Limited Partnership ("Abbingdon") and Abbingdon Venture Partners Limited Partnership-II ("Abbingdon-II"), limited partnerships, of each of which Mr. John H. Foster is a general partner through intermediate general partnerships. Also includes 16,800 shares of Common Stock owned by the Trust u/w Virginia C. Foster, of which Mr. John H. Foster is a trustee.

(3) Includes 6,000 shares of Common Stock presently issuable upon the exercise of stock options.

(4) Includes 3,683,700 shares of Common Stock owned by Abbingdon and Abbingdon-II, of each of which Mr. Timothy E. Foster is a general partner through intermediate general partnerships.

(5) Includes 176,000 shares of Common Stock owned by Irwin Lehrhoff Trust No. 1, of which Dr. Lehrhoff is a trustee and a beneficiary. Does not include 500 shares of Common Stock held by Dr. Lehrhoff's spouse, of which shares of Common Stock Dr. Lehrhoff disclaims beneficial ownership.

(6) Represents shares of Common Stock owned by the Mosbacher/Ditz Living Trust, of which Mr. Mosbacher is the trustee and a beneficiary.

    During 1996, the Board of Directors of the Company met five times. Each of the persons named in the table above, other than Harvey V. Fineberg and Shawkat Raslan, attended at least 75% of the meetings of the Board of Directors and meetings of any committees of the Board on which such person served which were held during the time that such person served.

    The Board of Directors has a Compensation Committee, an Acquisition Committee and an Audit Committee. The Board of Directors does not have a Nominating Committee.

    The members of the Compensation Committee are Shawkat Raslan, who serves as Chairman, and John H. Foster. Caroline H. Fleming served as a member of the Compensation Committee until her resignation as a director and officer of the Company effective February 1, 1997. The Compensation Committee makes recommendations to the full Board of Directors as to the compensation of senior management and administers the Apogee, Inc. 1994 Stock Option Plan and determines the persons who are eligible to receive options and the number of shares of Common Stock subject to each option. The Compensation Committee met once during 1996.

    The members of the Acquisition Committee are Lawrence M. Davies and R. Bruce Mosbacher. Caroline H. Fleming served as Chairman of the Acquisition Committee until her resignation as a director and officer of the Company. The Acquisition Committee develops acquisition strategies and programs and identifies and evaluates potential acquisition opportunities. The Acquisition Committee met twice during 1996.

    The members of the Audit Committee are Timothy E. Foster, who serves as Chairman, Harvey V. Fineberg, Henry C. Dudley and R. Bruce Mosbacher. The Audit Committee acts as a liaison between the Board of Directors and the independent auditors and is authorized to recommend to the Board the appointment of the independent auditors. The Audit Committee reviews with the independent auditors the planning and scope of the audits of the financial statements, the results of those audits and the adequacy of internal accounting controls and monitors other corporate and financial policies. The Audit Committee met three times in 1996.

    No family relationships exist between any of the directors and officers of the Company.

    The Board of Directors will consider nominees for directors recommended by stockholders or others. There are no specified formal procedures for submitting such recommendations. Recommendations may be addressed to the Chief Executive Officer, Apogee, Inc., 1018 West Ninth Avenue, King of Prussia, Pennsylvania 19406.

    Article Sixth of the Certificate of Incorporation of the Company provides that the Company shall indemnify and hold harmless any director, officer, employee or agent of the Company from and against any and all expenses and liabilities that may be imposed upon or incurred by him or her in connection with, or as a result of, any proceeding in which he or she may become involved, as a party or otherwise, by reason of the fact that he or she is or was such a director, officer, employee or agent of the Company, whether or not he or she continues to be such at the time such expenses and liabilities shall have been imposed or incurred, to the extent permitted by the laws of the State of Delaware, as they may be amended from time to time.

    Article Eleventh of the Certificate of Incorporation of the Company contains a provision, authorized by Delaware law, which eliminates the personal liability of a director of the Company to the Company or to any of its stockholders for monetary damages for a breach of his fiduciary duty as a director, except in a case in which the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation or Delaware corporate law, or obtained an improper personal benefit.

DIRECTOR COMPENSATION

    Directors of the Company do not receive fees for service as directors but are reimbursed for out-of-pocket expenses.

EXECUTIVE COMPENSATION

    The following table sets forth information for the years ended December 31, 1996, 1995 and 1994 concerning the compensation of the Company's Chief Executive Officer and each of the four most highly compensated executive officers or other officers of the Company whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 1996.


                           SUMMARY COMPENSATION TABLE

                                              ANNUAL                              LONG TERM
                                           COMPENSATION                         COMPENSATION
                                      ----------------------                    ------------
                                                                   OTHER
                                                                   ANNUAL          AWARDS
    NAME AND PRINCIPAL                                          COMPENSATION    ------------       ALL OTHER
         POSITION             YEAR     SALARY($)    BONUS($)         ($)         OPTIONS(#)     COMPENSATION($)
--------------------------    ----    ----------    --------    ------------    ------------    ---------------
John H. Foster............    1996         --            --           --                 --             --
Chairman of the Board         1995         --            --           --                 --             --
and Chief Executive           1994     10,000(1)         --           --                 --             --
Officer

Lawrence M. Davies........    1996    150,000        20,000        6,000(2)              --             --
President and Chief           1995    160,327         6,750           --                 --             --
Operating Officer             1994    114,231        33,000           --             10,000             --

Alan N. Vinick............    1996    125,760        18,110        5,500(2)          50,000          3,630(3)
Senior Vice President,        1995         --            --           --                 --             --
Finance and Chief             1994         --            --           --                 --             --
Financial Officer

Massoud G. Hampton, Ph.D..    1996    129,433         7,260           --              3,000             --
Vice President of Clinical    1995    121,443         7,260           --                 --             --
Services                      1994    110,000        36,000       33,985(4)          15,000             --

Stanley F. Szczygiel......    1996    110,000         8,000           --              3,000
Vice President of Finance     1995    101,923         3,000           --                 --
                              1994     79,230        14,440           --              5,000

   ----------------

   (1) Represents a management fee of $3,333.33 per month paid to Foster Management Company, of which Mr. Foster is the sole stockholder. The agreement to pay a monthly management fee was terminated as of March 31, 1994.

   (2)  Represents car allowance.

   (3)  Represents premiums for health and life insurance.

   (4)  Represents reimbursement of relocation expenses.

        The Company granted 56,000 stock options to the executive officers named in the Summary Compensation Table during the year ended December 31, 1996.

        The following table sets forth the number and value of options held by the executive officers of the Company named in the Summary Compensation Table. During the year ended December 31, 1996, none of the executive officers named in the Summary Compensation Table exercised any options to purchase Common Stock.

                             YEAR-END OPTION VALUES


                                                               Value of
                                      Number of               Unexercised
                                     Unexercised             In-The-Money
                                     Options at               Options at
                                 December 31, 1996(#)    December 31, 1996($)(1)
                                 --------------------    -----------------------
                                    Exercisable/             Exercisable/
           Name                     Unexercisable            Unexercisable
           ----                     -------------            -------------
John H. Foster................           N/A                      N/A
Lawrence M. Davies............       6,000/4,000                  N/A
Alan N. Vinick ...............      10,000/40,000                 N/A
Stanley F. Szczygiel..........       3,600/4,400                  N/A
Massoud G. Hampton, Ph.D......       9,600/8,400                  N/A

----------

(1) None of the options held by the executive officers named in the Summary Compensation Table were in-the-money at December 31, 1996. In-the-money options are those for which the fair market value of the underlying Common Stock exceeds the exercise price of the option.


EMPLOYMENT ARRANGEMENTS

    The Company has entered into employment agreements, which are terminable at will, with each of Lawrence M. Davies, Alan N. Vinick, Stanley F. Szczygiel, Massoud G. Hampton, Ph.D. and Jane P. Stanton. These agreements set forth, among other things, the base salary, bonus, equity participation, and other employee benefit arrangements for each of Messrs. Davies, Vinick, Szczygiel and Hampton and Ms. Stanton.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Compensation Committee of the Board of Directors of the Company during 1996 were Shawkat Raslan, John H. Foster and Caroline H. Fleming. During 1996, John H. Foster, Chairman of the Board and Chief Executive Officer of the Company, was a director and a member of the Compensation Committee of XYAN, Inc. During 1996, Caroline H. Fleming, a former officer and director of the Company, was Chairman of the Board, Chief Executive Officer, director and a member of the Compensation Committee of XYAN, Inc. See "Certain Transactions".

PERFORMANCE GRAPH

    The following performance graph compares the cumulative total stockholder return of the Company's Common Stock to The NASDAQ Stock Market -- U.S. Index and to the NASDAQ Health Services Index for the period from June 7, 1994, the date of the Company's initial public offering, to December 31, 1996. The graph assumes that $100 was invested in each of the Company's Common Stock, The NASDAQ Stock Market -- U.S. Index and the NASDAQ Health Services Index on June 7, 1994 and that all dividends were reinvested.



            COMPARISON OF CUMULATIVE TOTAL RETURN* SINCE JUNE 7, 1994
             AMONG APOGEE, INC., THE NASDAQ STOCK MARKET -- US INDEX
                      AND THE NASDAQ HEALTH SERVICES INDEX

===============================================================================
                                   6/7/94        1994         1995         1996
-------------------------------------------------------------------------------
APOGEE, INC.                          100          103          54            22
-------------------------------------------------------------------------------
NASDAQ STOCK                         100          102         145           178
MARKET -- US
-------------------------------------------------------------------------------
NASDAQ HEALTH                        100          105         133           133
SERVICES
===============================================================================

--------------
*    $100 INVESTED ON JUNE 7, 1994 IN STOCK OR INDEX -
     INCLUDING REINVESTMENT OF DIVIDENDS.
     FISCAL YEAR ENDING DECEMBER 31.

REPORT OF THE COMPENSATION COMMITTEE

    The report of the Compensation Committee documents the Committee's policies regarding executive officer compensation. The Company's philosophy and objectives in setting compensation are:

    - to offer levels of compensation which are competitive with those offered by other companies in similar businesses;

    - to compensate executives based on each executive's level of responsibility and contribution to the Company's business goals;

    - to link compensation with the Company's financial performance; and

    - to align the interests of the Company's executives with the interests of the Company's stockholders.

    There are three major components to executive compensation at the Company: base salary, bonus and stock options.

Base Salary

    Base salary is determined by level of responsibility, individual performance and Company performance, as well as by the need to provide a competitive package that allows the Company to recruit and retain key executives. After reviewing individual and Company performance and salaries at other companies of similar size, the Chief Executive Officer makes recommendations to the Compensation Committee concerning officers' salaries. The Compensation Committee reviews and, with any changes it deems appropriate, approves these recommendations.

Executive Officer Bonuses

    Bonuses are paid to the Company's executive officers based upon both their individual performance and the Company's financial performance. Amounts which may be earned by an executive officer as bonus, expressed as a percentage of base salary, are generally agreed upon with the executive officer at the commencement of his employment, subject to annual review by the President of the Company in consultation with the Compensation Committee. Bonuses, which are paid annually, range from 10% to 30% of an employee's annual base salary. Depending on the provisions of the executive officer's employment agreement, between 30% and 75% of the employee's bonus will be based upon the financial performance of the Company. The remaining portion of an executive officer's bonus is based upon the achievement of personal performance goals which are set by the President of the Company in consultation with the Compensation Committee in the following areas: patient care efficiency, employee retention, management objectives and personal objectives. The President's personal performance goals are set by the Chief Executive Officer of the Company in consultation with the rest of the Compensation Committee.

Stock Options

    During 1996, the Company granted 59,000 stock options under the Apogee, Inc. 1994 Stock Option Plan (the "Stock Option Plan") to executive officers of the Company. In addition, in February 1996, the Company granted options for 45,350 shares of Common Stock to 31 other employees of the Company. The primary purpose of the Stock Option Plan is to align the interests of the Company's key employees, including its executive officers, more closely with the interests of the Company's stockholders by offering these key employees an opportunity to benefit from increases in the market price of the Common Stock. The Stock Option Plan will provide long-term incentives that will enable the Company to attract and retain key employees by encouraging their ownership of Common Stock. The Stock Option Plan is administered by the Compensation Committee of the Board of Directors, which will determine the persons who are to receive options and the number of shares to be subject to each option. In selecting individuals for options and determining the terms thereof, the Compensation Committee may take into consideration any factors it deems relevant, including present and potential contributions to the success of the Company.


                                                     THE COMPENSATION COMMITTEE
                                                     OF THE BOARD OF DIRECTORS


                                                     Shawkat Raslan, Chairman
                                                     John H. Foster


CERTAIN TRANSACTIONS

    Each of the directors and the following executive officers of the Company acquired the following shares of Common Stock from the Company in the following months for $.10 per share, which shares of Common Stock vest over a three- to five-year period contingent upon continued service: in March 1992, 5,000 shares of Common Stock to Lawrence M. Davies, President and Chief Operating Officer and a director of the Company and 5,000 shares of Common Stock to Henry C. Dudley, a director of the Company; in August 1992, 5,000 shares of Common Stock to R. Bruce Mosbacher, a director of the Company; in June 1993, 5,000 shares of Common Stock to Timothy E. Foster, a director of the Company and 100,000 shares of Common Stock to Mr. Davies; in July 1993, 5,000 shares of Common Stock to Jane
P. Stanton, Vice President of Human Resources of the Company; in December 1993, 5,000 shares of Common Stock to Harvey V. Fineberg, M.D., a director of the Company; in January 1994, 10,000 shares of Common Stock to Stanley F. Szczygiel, Vice President of Finance and Secretary of the Company and 5,000 shares of Common Stock to Shawkat Raslan, a director of the Company; and in February 1994, 15,000 shares of Common Stock to Massoud G. Hampton, Ph.D., Vice President of Clinical Services of the Company. The shares issued during January and February 1994 were deemed to have a fair value of $4.00 per share resulting in the recognition of compensation expense by the Company over the periods during which such shares vest.

    The Company has entered into stock purchase agreements with each of its directors and executive officers (except John H. Foster, Caroline H. Fleming and Irwin Lehrhoff, Ph.D.) (the "Stock Purchase Agreements") pursuant to which such individuals purchased their respective shares of Common Stock. The Stock Purchase Agreements provide for restrictions on the sale of such shares and further provide that the Company has the option to repurchase such shares at $.10 per share upon the occurrence of certain conditions contained therein.

    The Company entered into a stockholders agreement with Dr. Lehrhoff (the "Stockholders Agreement") in connection with the Company's acquisition from Dr. Lehrhoff of Irwin Lehrhoff & Associates, Inc. in March 1991. The Stockholders Agreement grants certain registration rights to Dr. Lehrhoff in the event that the Company registers shares of Common Stock pursuant to a registration statement (other than a registration statement on Form S-8 or Form S-4 or other comparable registration form) in connection with a public offering of Common Stock.

    The Company entered into a consulting agreement with Dr. Lehrhoff in April 1996 providing for a fee of $1,500 per month for consulting services plus contingent fees based upon the consummation of acquisitions. Under the consulting agreement, with respect to acquisitions initiated by him, Dr. Lehrhoff receives a fee of $8,000 for each acquisition of a business with less than $1,000,000 in annual net revenues, a fee of $12,000 for each acquisition of a business with $1,000,000 or more in annual net revenues but less than $2,000,000 in annual net revenues and a fee equal to one percent of the annual net revenues of each acquired business having annual net revenues of $2,000,000 or more. Total fees paid under the consulting agreement in 1996 were $18,000.

    The Company has subleased its principal corporate offices through December 2002 from NovaCare, Inc., of which John H. Foster is Chairman of the Board, Chief Executive Officer and a director and Timothy E. Foster is President and Chief Operating Officer and a director. The Company pays base rent at a rate equal to NovaCare, Inc.'s cost, including reimbursement for leasehold improvements made by NovaCare, Inc. During 1996, the Company paid NovaCare, Inc. a total of $168,000 pursuant to this sublease.

    During 1996, NovaCare, Inc. paid the Company $460,000 for EAP and managed mental health services provided by the Company pursuant to a contract between the Company and NovaCare, Inc.

INFORMATION CONCERNING CERTAIN STOCKHOLDERS

    The stockholders (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who, to the knowledge of the Board of Directors of the Company, owned beneficially more than five percent of the Company's one class of outstanding voting securities as of April 21, 1997, each director and each executive officer named in the Summary Compensation Table of the Company and all directors and officers of the Company as a group, and their respective shareholdings as of such date (according to information furnished by them to the Company), are set forth in the following table. Except as indicated in the footnotes to the table, all of such shares are owned with sole voting and investment power.


                                         Shares of Common
                                            Stock Owned
         Name and Address                   Beneficially     Percent of Class
         ----------------                ----------------    ----------------
Abbingdon Venture Partners
  Limited Partnership................      2,762,275              28.0%
  1018 West Ninth Avenue
  King of Prussia, Pennsylvania 19406

Abbingdon Venture Partners
  Limited Partnership-II.............        921,425               9.3
  1018 West Ninth Avenue
  King of Prussia, Pennsylvania 19406

John H. Foster.......................      3,732,474(1)           37.8
  Foster Management Company
  1018 West Ninth Avenue
  King of Prussia, Pennsylvania 19406

Lawrence M. Davies...................        114,568(2)            1.2
  Apogee, Inc.
  1018 West Ninth Avenue
  King of Prussia, Pennsylvania 19406

Henry C. Dudley......................         65,000(3)             *
  Dudley & Company
  444 Madison Avenue
  34th Floor
  New York, New York 10022

Timothy E. Foster....................      3,708,921(4)           37.6
  NovaCare, Inc.
  1016 West Ninth Avenue
  King of Prussia, Pennsylvania 19406

Harvey V. Fineberg, M.D..............          7,000                *
  Harvard School of Public Health
  677 Huntington Avenue
  Boston, Massachusetts 02115

Irwin Lehrhoff, Ph.D................         186,000(5)            1.9
  Irwin Lehrhoff & Associates
  13946 Ventura Boulevard
  Sherman Oaks, California 91423

                                             Shares of Common
                                               Stock Owned
         Name and Address                      Beneficially      Percent of Class
         ----------------                    ----------------    ----------------
R. Bruce Mosbacher......................        15,000(6)             *
  Mosbacher & Associates
  2200 Sand Hill Road
  Suite 150
  Menlo Park, California 94025

Shawkat Raslan..........................         5,000                *
  International Resources Holdings, Inc.
  16th Floor
  770 Lexington Avenue
  New York, New York 10021

Stanley F. Szczygiel....................        15,138(7)             *
  Apogee, Inc.
  1018 West Ninth Avenue
  King of Prussia, Pennsylvania 19406

Massoud G. Hampton......................        10,200(8)             *
  Apogee, Inc.
  1018 West Ninth Avenue
  King of Prussia, Pennsylvania 19406

Alan N. Vinick..........................        22,773(9)             *
  Apogee, Inc.
  1018 West Ninth Avenue
  King of Prussia, Pennsylvania  19406

Wellington Management
  Company, LLP..........................       662,700             6.7
  75 State Street
  Boston, Massachusetts 02109

Directors and officers as a group            4,139,374(1)(3)      41.7
(11 persons)............................              (4)(5)
                                                      (10)

------------
*   Less than one percent (1%).

(1) Includes 3,683,700 shares of Common Stock owned by Abbingdon and Abbingdon-II, limited partnerships, of each of which Mr. John H. Foster is a general partner through intermediate general partnerships. Also includes 16,800 shares of Common Stock owned by the Trust u/w Virginia C. Foster, of which Mr. John H. Foster is a trustee.

(2) Includes 6,000 shares of Common Stock presently issuable upon the exercise of options.

(3) Includes 60,000 shares of Common Stock owned by Greenfield Partners and Superior Partners, limited partnerships, of each of which Mr. Dudley is a general partner.

(4) Includes 3,683,700 shares of Common Stock owned by Abbingdon and Abbingdon-II, of each of which Mr. Timothy E. Foster is a general partner through intermediate general partnerships.

(5) Includes 176,000 shares of Common Stock owned by Irwin Lehrhoff Trust No. 1, of which Dr. Lehrhoff is a trustee and a beneficiary. Does not include 500 shares of Common Stock owned by Dr. Lehrhoff's spouse, of which shares of Common Stock Dr. Lehrhoff disclaims beneficial ownership.

(6) Represents shares of Common Stock owned by the Mosbacher/Ditz Living Trust, of which Mr. Mosbacher is the trustee and a beneficiary.

(7) Includes 4,200 shares of Common Stock presently issuable upon the exercise of options.

(8) Includes 10,200 shares of Common Stock presently issuable upon the exercise of options.

(9) Includes 20,000 shares of Common Stock presently issuable upon the exercise of options.

(10) Includes 44,400 shares of Common Stock presently issuable upon the exercise of options.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms filed.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, during 1996, all Section 16(a) filing requirements applicable to its officers, directors and stockholders were complied with, except that Timothy E. Foster failed to make a timely filing of a statement on Form 4 at the time he became a general partner of Abbingdon and Abbingdon-II through intermediate general partnerships. Mr. Timothy E. Foster has subsequently filed a Form 4 reporting this occurrence. John H. Fosterfailed to make a timely filing on Form 4 regarding one transaction during fiscal year 1994. Mr. John H. Foster has subsequently filed a Form 5 reporting his transaction.

                          II. RATIFICATION OF SELECTION
                           OF INDEPENDENT ACCOUNTANTS

    The Board of Directors of the Company has selected Price Waterhouse LLP to serve as independent accountants for the Company for 1997. Such firm has examined the financial statements of the Company since its inception. The Board of Directors considers Price Waterhouse LLP to be eminently qualified.

    Although it is not required to do so, the Board of Directors is submitting its selection of the Company's accountants for ratification at the Meeting in order to ascertain the views of stockholders regarding such selection. If the selection is not ratified, the Board of Directors will reconsider its selection.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF PRICE WATERHOUSE LLP TO EXAMINE THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY AND ITS SUBSIDIARIES FOR 1997. It is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in favor of such ratification unless otherwise instructed in such Proxy.

    A representative of Price Waterhouse LLP will be present at the Meeting with the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

                               III. OTHER MATTERS

    The Board of Directors of the Company does not know of any other matters which may be brought before the Meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the enclosed Proxy to vote the shares represented thereby in accordance with their judgment on such matters.

                               IV. MISCELLANEOUS

    All costs relating to the solicitation of Proxies will be borne by the Company. Proxies may be solicited by officers, directors and regular employees of the Company and its subsidiaries personally, by mail or by telephone or telegraph, and the Company may pay brokers and other persons holding shares of stock in their names or those of their nominees for their reasonable expenses in sending soliciting material to their principals.

    It is important that Proxies be returned promptly. Stockholders who do not expect to attend the Meeting in person are urged to mark, sign and date the accompanying Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their votes can be recorded.

STOCKHOLDER PROPOSALS

    Stockholder proposals intended to be presented at the 1998 Annual Meeting of Stockholders of the Company must be received by the Company by January 13, 1998 in order to be considered for inclusion in the Company's Proxy Statement relating to such meeting.

ANNUAL REPORT ON FORM 10-K

    A copy of the Company's Annual Report on Form 10-K for 1996, which has been filed with the Securities and Exchange Commission, will be sent, without charge, to stockholders to whom this Proxy Statement is mailed upon written request to the Chief Financial Officer, Apogee, Inc., 1018 West Ninth Avenue, King of Prussia, Pennsylvania 19406.

May 12, 1997

                                  APOGEE, INC.

             PROXY - ANNUAL MEETING OF STOCKHOLDERS - JUNE 12, 1997

COMMON STOCK

            The undersigned, a stockholder of APOGEE, INC., does hereby appoint JOHN H. FOSTER and LAWRENCE M. DAVIES, or either of them, with full power of substitution, his proxies, to appear and vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, June 12, 1997 at 9:00 A.M., local time, or at any adjournments thereof, upon such matters as may properly come before the Meeting.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

            The undersigned hereby instructs said proxies or their substitutes to vote as specified below on each of the following matters and in accordance with their judgment on any other matters which may properly come before the Meeting.


                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                                                                     SEE REVERSE
                                                                         SIDE

[ X ]       PLEASE MARK YOUR
            VOTES AS THIS
            EXAMPLE.


1.    ELECTION OF DIRECTORS.

            FOR all the nominees listed         [   ]                     WITHHOLD AUTHORITY  [   ]
            (except as marked to the contrary                             to vote for all the nominees listed
             below)

                                    NOMINEES:
                                    John H. Foster, Lawrence M. Davies,
                                    Timothy E. Foster, Harvey V. Fineberg, M.D.,
                                    Irwin Lehrhoff, Ph.D., R. Bruce Mosbacher and Shawkat Raslan

(Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)

_______________________________________________________

2.    Ratification of appointment of Price
      Waterhouse LLP as independent
      accountants for 1997.

      FOR  [   ]       AGAINST  [   ]         ABSTAIN  [   ]
      THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" EACH ITEM.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED AS TO EITHER OF ITEMS 1 or 2, THEY WILL BE VOTED IN FAVOR OF THE ITEM(S) FOR WHICH NO DIRECTION IS INDICATED.

IMPORTANT: Before returning this Proxy, please sign your name or names on the line(s) below exactly as shown hereon. Executors, administrators, trustees, guardians or corporate officers should indicate their full titles when signing. Where shares are registered in the name of joint tenants or trustees, each joint tenant or trustee should sign.

                                            Dated ________________________, 1997

                                            ______________________________(L.S.)
                                            ______________________________(L.S.)
                                            Stockholder(s) Sign Here

                              PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.